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                                                    November 12, 1997


Prudential Government Securities Trust
100 Mulberry Street
Newark, New Jersey 07102-4077

Ladies and Gentlemen:

     We have acted as counsel for Prudential Government Securities Trust (the "Fund") in connection with the proposed acquisition by the Fund of all of the assets of BlackRock Government Income Trust ("BlackRock Trust"), in exchange solely for Class A shares of the Fund and the Fund's assumption of all of the liabilities, if any, of BlackRock Trust (the "Reorganization"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to Class A shares of beneficial interest of Short-Intermediate Term Series, par value $0.01 per share, of the Fund (the "Shares"), to be issued in the Reorganization.

     As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, as amended and supplemented, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion. In addition, we have received oral confirmation from the State Department of Assessments and Taxation of the Commonwealth of Massachusetts as to the existence and good standing of the Fund.

     Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Reorganization between the Fund and BlackRock Trust set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of Short-Intermediate Term Series of the Fund.

     We are members of the Bar of the State of New York and are not members of the Bar of, or authorized to practice law in, any other jurisdiction. Insofar as any opinion expressed herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based on our review of the published statutes of such state, and, where applicable, published cases of the courts and rules or regulations of regulatory bodies of such state.

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Prudential Government Securities Trust
November 12, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.

                                   Very truly yours,

                                   /s/ Shereff, Friedman, Hoffman & Goodman, LLP
                                   --------------------------------------------
                                   Shereff, Friedman, Hoffman & Goodman, LLP


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